Exhibit 99.1

Report of Independent Registered Public Accounting Firm on Supplemental Information

To the Shareholders and Board of Directors
OFS Credit Company, Inc.:

We have audited and reported separately in the Annual Report on Form N-CSR for the fiscal year ended October 31, 2021, which was filed with the SEC on December 14, 2021, on the statement of assets and liabilities of OFS Credit Company, Inc. (the Company), including the schedule of investments, as of October 31, 2021, the related statements of operations and cash flows for the year then ended, the statements of changes in net assets for each of the years in the two-year period then ended, and the related notes (collectively, the financial statements) and the financial highlights for each of the years in the three-year period then ended and the period from October 10, 2018 (commencement of operations) through October 31, 2018. We have not performed any procedures with respect to the audited financial statements and financial highlights subsequent to December 14, 2021.

The senior securities table included in the Form N-CSR/A, under the caption “Senior Securities” (the “Senior Securities Table”) has been subjected to audit procedures performed in conjunction with the audit of the Company’s financial statements and financial highlights. The Senior Securities Table is the responsibility of the Company’s management. Our audit procedures included determining whether the Senior Securities Table reconciles to the financial statements and financial highlights or the underlying accounting and other records, as applicable, and performing procedures to test the completeness and accuracy of the information presented in the Senior Securities Table. In forming our opinion on the Senior Securities Table, we evaluated whether the Senior Securities Table, including its form and content, is presented in conformity with the instructions to Form N-2. In our opinion, the Senior Securities Table is fairly stated, in all material respects, in relation to the financial statements and financial highlights as a whole.

/s/ KPMG LLP

Chicago, Illinois
December 16, 2021